SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

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Filed by a Party other than the Registrant [ ]

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              14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [x]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                                   Foxby Corp.
      --------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
      ---------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                   FOXBY CORP.
                                11 Hanover Square
                               New York, NY 10005

     Supplement To The Proxy Statement Dated July 17 , 2004 Pursuant To Rule 14a-14 of Regulation 14A Under The Securities Exchange Act Of 1934

     As discussed in the proxy statement, into which this supplement is incorporated by reference, Article II, Section 5 of the Fund's Bylaws is as follows:

     Quorum; Adjournment of Meetings. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at such meeting shall constitute a quorum, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast by each class or series entitled to vote as a separate class or series on the matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter (the "Charter") of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     The Fund's 2004 Annual Meeting of Stockholders will be held on September 7, 2004 at 8:30 a.m. In order to avoid the additional expense of further solicitations, we ask your cooperation in mailing in your proxy card promptly in the postage paid envelope previously provided if you do not expect to attend the meeting. Please refer to the July 17, 2004 proxy notice and statement for more complete information.

August 19, 2004




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